UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2005

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

LNG Contract

On May 12, 2005, Matrix Service Company (the “Company”) issued a press release which announced that Matrix Service, Inc., its wholly owned subsidiary, in collaboration with Mitsubishi Heavy Industries, Ltd.’s wholly owned subsidiary, Diamond LNG LLC, has executed a Lump Sum Turnkey Agreement with Bechtel Corporation for the engineering and construction of three 160,000 cubic meter single containment Liquefied Natural Gas tanks for Cheniere Energy, Inc.’s wholly owned limited partnership, Sabine Pass LNG, LP. The tanks will be located in western Cameron Parish, Louisiana. Construction is currently underway at the site, with tank construction expected to begin in July. The terminal is scheduled to be operational in 2008. The agreement is valued at approximately $126 million, of which Matrix will receive approximately $97 million. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Retention Agreements

The Compensation Committee (the “Committee”) of the Board of Directors of the Company has approved the entry into Retention Agreements with a group of select employees.

The Retention Agreement provides for the payment of severance equal to one year’s annual base salary in the event of an adverse personnel action following a change in control. The provision is effective for a period of six months following a change in control. In addition, for those with stock options, all stock options will vest immediately at the time of the change in control.

A retention bonus will be paid to the same group of employees if they remain employed with the Company through August 15, 2006. The amount of bonus each individual may receive under the plan is the greater of their target bonus as defined under the Company’s incentive compensation plan, which ranges from 25% to 40% of salary, or the actual bonus earned under the incentive plan for Fiscal Year 2006. If the individual terminates his/her employment voluntarily or is terminated for cause, he or she will not be entitled to any portion of the retention bonus.

The Retention Agreements were executed beginning May 6, 2005 and will become effective June 1, 2005. Approximately 36 individuals were selected to receive these benefits, including all of the executive officers of the Company except Michael Hall, the Company’s Chief Executive Officer. The form of the Retention Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Retention Agreement.

99.1	Press Release, dated May 12, 2005, announcing a definitive agreement for construction of LNG tanks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: May 12, 2005	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Retention Agreement.

99.1	Press Release, dated May 12, 2005, announcing a definitive agreement for construction of LNG tanks.